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Exhibit 4.6

GENERAL SECURITY AGREEMENT

        THIS AGREEMENT is made as of the 1st day of November, 2002,

BY:	ARCHIBALD CANDY (CANADA) CORPORATION, a corporation incorporated under the laws of Canada and having its chief executive office at 1 Valleybrook Drive, North York, Ontario M3B 2S7 (the "Guarantor")

IN FAVOUR OF:	FOOTHILL CAPITAL CORPORATION, as administrative agent on behalf of the Lenders (the "Agent")

RECITALS:
A.
The Guarantor, pursuant to the Guarantee Agreement, has guaranteed the obligations of Archibald Candy Corporation under the Loan Agreement; and

B.
The Guarantor has agreed to provide the Agent, on behalf of the Lenders, with a security interest in certain assets of the Guarantor as contemplated in this Agreement as security for the obligations of the Guarantor to the Agent and the Lenders under the Guarantee Agreement.

ARTICLE 1.
INTERPRETATION

1.1    Definitions

        In this Agreement:

        1.1.1    "Accessions" means Goods that are installed in or affixed to other Goods;

        1.1.2    "Account" means any monetary obligation not evidenced by Chattel Paper, an Instrument or a Security, whether or not it has been earned by performance;

        1.1.3    "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement and the Schedules hereto as they may be amended or supplemented from time to time, and not to any particular Article, section or other portion hereof or thereof;

        1.1.4    "Base Rate" has the meaning attributed to such term in the Loan Agreement;

        1.1.5    "Business Day" means any day, other than Saturday, Sunday or any other day on which banks in the United States or Toronto, Canada are authorized or required to close;

        1.1.6    "Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

        1.1.7    "Collateral" means all of the undertaking, property and assets of the Guarantor subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

        1.1.8    "Consumer Goods" means Goods that are used or acquired for use primarily for personal, family or household purposes;

        1.1.9    "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, including without limitation, each item identified in Schedule "A" hereto;

        1.1.10    "Document of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers;

        1.1.11    "Equipment" means Goods that are not Inventory or Consumer Goods;

        1.1.12    "Event of Default" has the meaning attributed to such term in the Loan Agreement;

        1.1.13    "Excluded Internet Domain Names" means any Internet Domain Name that would be rendered invalid, abandoned, void or unenforceable by reason of it being included as part of the Collateral;

        1.1.14    "Goods" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures, growing crops, the unborn young of animals, timber to be cut, and minerals and hydrocarbons to be extracted;

        1.1.15    "Guarantee Agreement" means the guarantee and indemnity dated as of the date hereof executed by the Guarantor in favour of the Agent, on behalf of the Lenders;

        1.1.16    "Guaranteed Obligations" has the meaning attributed to such term in the Guarantee Agreement;

        1.1.17    "Instrument" means,

          1.1.17.1    a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

          1.1.17.2    a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder,

but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

        1.1.18    "Intangible" means all personal property, including choses in action, that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

        1.1.19    "Indebtedness" has the meaning attributed to such term in the Loan Agreement;

        1.1.20    "Intellectual Property" shall mean, collectively, all Internet Domain Names, all Copyrights, all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Guarantor with respect to Internet Domain Names, Copyrights, Patents or Trademarks; (c) all information, customer lists, identification of suppliers, data, plans, specifications, designs, drawings, recorded knowledge, surveys, test reports, manuals, materials standards, processing standards, performance standards, catalogues, computer and automatic machinery software and programs; (d) all information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored; and (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies;

        1.1.21    "Internet Domain Names" means all internet domain names licensed or used by the Guarantor, including, without limitation, all items set forth on Schedule "D" hereto. Notwithstanding the foregoing, the Internet Domain Names do not and shall not include any Excluded Internet Domain Names;

        1.1.22    "Inventory" means Goods that are held by a Person for sale or lease or that have been leased or that are to be furnished or have been furnished under a contract of service, or that are raw materials, work in process or materials used or consumed in a business or profession;

        1.1.23    "Lenders" means the lenders set forth in the Loan Agreement;

        1.1.24    "Lien" has the meaning attributed to such term in the Loan Agreement;

        1.1.25    "Loan Agreement" means the post-petition loan and security agreement and guaranty dated as of November 1, 2002 between Archibald Candy Corporation, a Delaware corporation, as borrower, Laura Secord Holdings Corp. and the Guarantor as guarantors, the lenders named therein, as lenders, and the Agent, as arranger and administrative agent;

        1.1.26    "Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

        1.1.27    "Patents" shall mean all patents and patent applications, registrations and recordings, and all right, title and interest therein and thereto, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-art thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto, including without limitation each item identified in Schedule "B" hereto;

        1.1.28    "Permitted Liens" has the meaning attributed to such term in the Loan Agreement;

        1.1.29    "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

        1.1.30    "PPSA" means the Personal Property Security Act (Ontario) as amended from time to time and any Act substituted therefor and amendments thereto;

        1.1.31    "Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with property or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to the property or proceeds therefrom;

        1.1.32    "Receiver" means any of a receiver, manager, receiver-manager and receiver and manager;

        1.1.33    "Security" means a document that is,

          1.1.33.1    issued in bearer, order or registered form,

          1.1.33.2    of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

          1.1.33.3    one of a class or series or by its terms is divisible into a class or series of documents, and

          1.1.33.4    evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer,

  and includes an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario);

        1.1.34    "Security Interest" has the meaning attributed to such term in section 2.1; and

        1.1.35    "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations and recordations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, all re-issues, extensions or renewals thereof and all liceneses thereof, all whether now owned or hereafter acquired, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, including each item identified in Schedule "C" hereto.

1.2    Headings

        The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3    References to Articles and Sections

        Whenever in this Agreement a particular Article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, section or portion thereof contained herein.

1.4    Currency

        Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5    Gender and Number

        In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6    Invalidity of Provisions

        Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.7    Amendment, Waiver

        No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8    Governing Law, Attornment

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Guarantor hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

ARTICLE 2.
SECURITY INTEREST

2.1    Creation of Security Interest

        Subject to sections 2.2 and 2.3 hereof, the Guarantor hereby grants to the Agent, on behalf of itself and the Lenders by way of security interest, pledge and charge, a security interest (the "Security Interest") in the undertaking of the Guarantor and in:

        2.1.1    all Goods (including without limitation all parts, accessories, attachments, additions and Accessions thereto) whether or not such Goods are now or hereafter become fixtures, all Accounts, all Chattel Paper, all Documents of Title (whether negotiable or not), all Instruments, all Intangibles, all Intellectual Property, all Money and all Securities, and all other personal property, if any, in each case now owned or hereafter acquired by or on behalf of the Guarantor or in respect of which the Guarantor now or hereafter has any right, title or interest (including, without limitation, such as may be returned to or repossessed by the Guarantor) and including, without limitation, all contracts, licenses, computer software, warranties, ownership certificates, manuals, publications, books, statements of account, bills, invoices, letters and other documents or records in any form evidencing or relating to any of the foregoing property;

        2.1.2    all renewals of, accretions to and substitutions for any of the property described in section 2.1.1; and

        2.1.3    all Proceeds (including Proceeds of Proceeds) of any of the property described in sections 2.1.1 and 2.1.2 and, notwithstanding anything else set out herein, all Proceeds of Excluded Internet Domain Names.

2.2    Exception for Last Day of Leases

        The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease of real property, oral or written, or any agreement therefor, now held or hereafter acquired by the Guarantor, but upon the sale of the leasehold interest or any part thereof the Guarantor shall stand possessed of such last day in trust to assign the same as the Agent, on behalf of the Lenders, shall direct.

2.3    Exception for Contractual Rights

        The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, license or permit (the "contractual rights") to which the Guarantor is a party or of which the Guarantor has the benefit, to the extent that the creation of the Security Interest therein would constitute a breach of the terms of or permit any Person to terminate the contractual rights, but the Guarantor shall hold its interest therein in trust for the benefit of the Agent, on behalf of the Lenders, and shall assign such contractual rights to the Agent, on behalf of the Lenders, forthwith upon obtaining the consent of the other party thereto. The Guarantor agrees that it shall, upon the request of the Agent, on behalf of the Lenders, use all commercially reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the Security Interest.

2.4    Attachment

        The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Guarantor has rights in such Collateral.

ARTICLE 3.
GUARANTEED OBLIGATIONS SECURED

3.1    Guaranteed Obligations Secured

        The Security Interest granted hereby secures payment, performance and satisfaction of the Guaranteed Obligations.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties

        The Guarantor represents and warrants, and so long as this Agreement remains in effect shall be deemed continuously to represent and warrant, that:

        4.1.1    it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

        4.1.2    it has the corporate power and capacity to enter into this Agreement, the Guarantee Agreement and the Loan Agreement and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it;

        4.1.3    this Agreement, the Guarantee Agreement and the Loan Agreement each constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its respective terms;

        4.1.4    the Guarantor does not have a French form of name or a combined English and French form of name;

        4.1.5    the Guarantor has good and indefeasible title to its Collateral, and valid and enforceable leasehold interests in the Collateral it leases, in each case, free of all Liens except for Permitted Liens.

ARTICLE 5.
AGREEMENTS OF THE GUARANTOR

5.1    General Agreements

        The Guarantor agrees that:

        5.1.1    it shall pay or satisfy all Guaranteed Obligations upon demand in accordance with the Guarantee Agreement;

        5.1.2    it shall prevent any Collateral, except Inventory sold or leased as permitted hereby or as permitted by the Loan Agreement, from being or becoming an Accession to property not covered by this Agreement or any other document delivered in connection with the Loan Agreement;

        5.1.3    it shall not create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed or extended under Section 7.1(d) of the Loan Agreement and so long as the replacement Liens only encumber those assets that secure the refinanced, renewed or extended Indebtedness);

        5.1.4    it shall not change its name without giving prior written notice to the Agent of the new name and the date upon which such change of name is to take effect; and

        5.1.5    it shall do, execute, acknowledge and deliver such financing statements and further assignments, transfers, documents, acts, matters and things (including further schedules to this Agreement) as may be reasonably requested by the Agent or with respect to Collateral in order to give effect to this Agreement.

5.2    Verification of Collateral

        The Agent, on behalf of the Lenders, and the Lenders shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Agent or the Lenders may consider appropriate and the Guarantor agrees to furnish all assistance and information and to perform all such acts as the Agent or the Lenders may reasonably request in connection therewith and for such purpose to grant to the Agent, the Lenders or its respective agents access to all places where Collateral may be located and to all premises occupied by the Guarantor.

ARTICLE 6.
SECURITIES

6.1    Securities

        If Collateral at any time includes Securities, the Guarantor authorizes the Agent to transfer the same or any part thereof into its own name on behalf of the Lenders, or that of the Lenders' or their respective nominees so that the Agent, on behalf of the Lenders, the Lenders or their respective nominees, as the case may be, may appear as the sole owner of record thereof; provided that, until the occurrence of an Event of Default, the Agent or the Lenders, as the case may be, shall deliver promptly to the Guarantor all notices or other communications received by the Agent, the Lenders or their respective nominees as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall grant to the Guarantor or its nominee a proxy to vote and take all action with respect to such Securities. After the occurrence of an Event of Default, the Guarantor waives all rights to receive any notices or communications received by the Agent, the Lenders or their respective nominees as such registered owner, as the case may be, and agrees that no proxy granted by the Agent and the Lenders to the Guarantor or its nominee as aforesaid shall thereafter be effective.

ARTICLE 7.
COLLECTION OF DEBTS

7.1    Collection of Debts

        After the occurrence of an Event of Default, the Agent may give notice of the Security Interest to any Person obligated to pay any debt or liability constituting Collateral and may also direct such Person to make all payments on account of any such debt or liability to the Agent, on behalf of the Lenders. The Guarantor acknowledges that any payments received by the Guarantor from such Persons, whether before or after notification of the Security Interest to such Persons and whether before or after the occurrence of an Event of Default, shall be received and held by the Guarantor in trust, or as agent or mandatary in the Province of Quebec, for the Agent, on behalf of the Lenders, and shall be turned over to the Agent upon request.

ARTICLE 8.
REMEDIES

8.1    Appointment of Receiver

        8.1.1    Upon the occurrence of an Event of Default, the Lenders, in accordance with this Agreement and in addition to the remedies set out in Section 9 of the Loan Agreement, may instruct the Agent to appoint by instrument any Person, whether an officer or an employee of the Agent or the Lenders or not, to be a Receiver of Collateral and may remove any Receiver so appointed and appoint another in place of such Receiver in the same manner. Any such Receiver shall be deemed the agent of the Guarantor and not of the Lenders or the Agent for the purpose of (i) carrying on and managing the business and affairs of the Guarantor, and (ii) establishing liability for all acts or omissions of the Receiver while acting as such, and the Agent or the Lenders shall not be in any way responsible for any acts or omissions on the part of any such Receiver, its officers, employees and agents. The Guarantor hereby irrevocably authorizes the Agent or the Lenders to give instructions to the Receiver relating to the performance of its duties. The Guarantor hereby irrevocably waives any right it may have now or in the future under any applicable law, including, without limitation, the PPSA, to make application to a court for the removal, replacement or discharge of the Receiver or for directions on any matter relating to the duties of the Receiver (unless such duties are not being performed in a commercially reasonable manner) or in respect of the Receiver's accounts or remuneration or in respect of any other matter.

        8.1.2    Subject to the provisions of the instrument appointing it, any such Receiver shall have the power to take possession of Collateral, to preserve Collateral or its value in such manner as it considers appropriate, to carry on or concur in carrying on all or any part of the business of the Guarantor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral in such manner and on such terms as it considers to be commercially reasonable. To facilitate the foregoing powers, any such Receiver may enter upon, use and occupy all premises owned or occupied by the Guarantor wherein Collateral may be situate to the exclusion of all others to the extent permitted by law, including the Guarantor, maintain Collateral upon such premises, borrow money on a secured or unsecured basis, incur reasonable expenses in the exercise of the rights, powers and remedies set out in this Agreement and use Collateral directly in carrying on the Guarantor's business or as security for loans or advances to enable it to carry on the Guarantor's business or otherwise, as such Receiver shall, in its discretion, determine. In addition, the Receiver shall have the following rights, powers and remedies:

          8.1.2.1    to make payments to Persons having prior rights or Liens on properties on which the Guarantor may hold a Lien and to Persons having prior rights or Liens on the Collateral; and

          8.1.2.2    to demand, commence, continue or defend proceedings in the name of the Agent, the Lenders or of the Receiver or in the name of the Guarantor for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral and to give effectual receipts and discharges therefor.

        8.1.3    Except as may be otherwise directed by the Agent or the Lenders, all Proceeds received from time to time by such Receiver in carrying out its appointment shall be received in trust, or as agent in the Province of Quebec, for and paid over to the Agent, on behalf of the Lenders. Every such Receiver may, in the discretion of the Agent or the Lenders, be vested with all or any of the rights and powers of the Agent or the Lenders.

8.2    Exercise of Remedies by the Agent and the Lenders

        Upon the occurrence of an Event of Default, the Lenders or the Agent may, either directly or through its respective agents or nominees, exercise all the powers and rights available to a Receiver by virtue of section 8.1. In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Guarantor and the Agent and/or the Lenders and in addition to any other rights the Lenders or the Agent may have at law or in equity or otherwise, the Lenders and the Agent shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

8.3    Possession of Collateral

        The Guarantor acknowledges that the Agent, the Lenders or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Guarantor agrees upon request from the Agent, the Lenders or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

8.4    Remedies Not Exclusive

        All rights, powers and remedies of the Agent and the Lenders under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Agent or the Lenders and any other rights, powers and remedies of the Agent or the Lenders however created or arising. No single or partial exercise by the Agent or the Lenders of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Agent or the Lenders shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Agent and the Lenders shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Agent or the Lenders may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Agent or the Lenders in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

8.5    Guarantor Liable for Deficiency

        The Guarantor shall remain liable to the Agent and the Lenders for any deficiency after the proceeds of any sale, lease or disposition of Collateral are received by the Agent, on behalf of the Lenders, or by the Lenders.

8.6    Exclusion of Liability

        The Agent and the Lenders shall not, nor shall any Receiver appointed by it, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including without limitation any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect the Collateral, to carry on all or any part of the business of the Guarantor relating to the Collateral or to take any steps or proceedings for any such purposes. Neither the Agent, the Lenders nor any Receiver appointed by it shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of Collateral including without limitation any Instrument, Chattel Paper or Securities, whether or not in the Agent's, Lenders' or the Receiver's possession, and neither the Agent, the Lenders nor any Receiver appointed by it shall be liable for failure to do so. Subject to the foregoing, the Agent and the Lender shall use reasonable care in the custody and preservation of the Collateral in its possession.

8.7    Notice of Sale

        Unless required by law, neither the Agent, the Lenders nor any Receiver appointed by it shall be required to give the Guarantor any notice of any sale, lease or other disposition of the Collateral, the date, time and place of any public sale of Collateral or the date after which any private disposition of Collateral is to be made.

ARTICLE 9.
APPLICATION OF PROCEEDS

9.1    Application of Proceeds

        To the extent not inconsistent with the Loan Agreement or applicable law, the Proceeds arising from the enforcement of the Security Interest as a result of the possession by the Agent, the Lenders or the Receiver of the Collateral or from any sale, lease or other disposition of, or realization of security on, the Collateral (except following acceptance of Collateral in satisfaction of the Guaranteed Obligations) shall be applied by the Agent, the Lenders or the Receiver in the following order:

        9.1.1    first, in payment of the Agent's and the Lender's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement, and in payment of the reasonable remuneration of the Receiver, if any, and the reasonable costs, charges and expenses incurred by the Receiver, if any, in the exercise of all or any of the rights, powers or remedies granted under this Agreement;

        9.1.2    second, in payment of amounts paid by the Agent, the Lenders or the Receiver pursuant to section 8.1.1;

        9.1.3    third, in payment of all money borrowed or advanced by the Agent, the Lenders or the Receiver, if any, pursuant to the exercise of the rights, powers or remedies set out in this Agreement and any interest thereon;

        9.1.4    fourth, in payment of the remainder of the Guaranteed Obligations in such order of application as the Lenders may determine;

        9.1.5    fifth, subject to sections 9.2 and 9.3, to any Person who has a security interest in Collateral that is subordinate to that of the Lenders and whose interest,

          9.1.5.1    was perfected by possession, the continuance of which was prevented by the Agent, the Lenders or the Receiver taking possession of Collateral, or

          9.1.5.2    was, immediately before the sale, lease or other disposition by the Agent, the Lenders or the Receiver, perfected by registration;

        9.1.6    sixth, subject to sections 9.2 and 9.3, to any other Person with an interest in such Proceeds who has delivered a written notice to the Agent, the Lenders or the Receiver of the interest before the distribution of such Proceeds; and

        9.1.7    last, subject to sections 9.2 and 9.3, to the Guarantor or any other Person who is known by the Agent, the Lenders or the Receiver to be an owner of the Collateral.

9.2    Proof of Interest

        The Agent, the Lenders or the Receiver may require any Person mentioned in sections 9.1.5, 9.1.6 or 9.1.7 to furnish proof of that Person's interest, and unless the proof is furnished within ten days after demand by the Agent, the Lenders or the Receiver, the Agent, the Lenders or the Receiver need not pay over any portion of the Proceeds referred to therein to such Person.

9.3    Payment Into Court

        Where there is a question as to who is entitled to receive payment under sections 9.1.5, 9.1.6 or 9.1.7, the Agent, the Lenders or the Receiver may pay the Proceeds referred to therein into court.

9.4    Monies Actually Received

        The Guarantor shall be entitled to be credited only with the actual Proceeds arising from the possession, sale, lease or other disposition of, or realization of security on, the Collateral when received by the Agent, the Lenders or the Receiver and such actual Proceeds shall mean all amounts received in cash by the Agent, the Lenders or the Receiver upon such possession, sale, lease or other disposition of, or realization of security on, the Collateral.

ARTICLE 10.
GENERAL

10.1    Power of Attorney

        The Guarantor hereby appoints the Agent as the Guarantor's attorney, with full power of substitution, in the name and on behalf of the Guarantor, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Guarantor has herein agreed to execute, deliver and do or as may be required by the Agent, the Lenders or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Agent or the Lenders, and generally to use the name of the Guarantor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Agent or the Lenders. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Guarantor or for any other reason.

10.2    Set-Off

        The Lenders may at any time and from time to time, without notice to the Guarantor or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Guarantor with any of the Lenders, and any other indebtedness and liability of such Lender to the Guarantor, matured or unmatured, against and on account of the Guaranteed Obligations when due, in such order of application as such Lender may from time to time determine.

10.3    Dealings with Others

        The Agent and the Lenders may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Guarantor, debtors of the Guarantor, sureties and other Persons and with Collateral and other security as the Lenders see fit, without prejudice to the liability of the Guarantor to the Agent and the Lenders or the rights, powers and remedies of the Agent and the Lenders under this Agreement.

10.4    No Obligation to Advance

        Nothing herein contained shall in any way obligate the Agent or the Lenders to advance any funds, or otherwise make or continue to make any credit available, to the Guarantor.

10.5    Perfection of Security

        The Guarantor authorizes the Agent, on behalf of the Lenders to file such financing statements and other documents and do such acts, matters and things as the Agent or the Lenders may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Agent and the Lenders in Collateral and to realize upon the Security Interest.

10.6    Communication

        Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be given in accordance with section 10.7 of the Guarantee Agreement.

10.7    Successors and Assigns

        This Agreement shall be binding on the Guarantor and its successors and shall enure to the benefit of the Agent and the Lenders and their successors and assigns. This Agreement shall be assignable by the Agent and the Lenders free of any set-off, counter-claim or equities between the Guarantor and the Agent or the Lenders, and the Guarantor shall not assert against an assignee of the Agent or the Lenders any claim or defence that the Guarantor has against the Agent or the Lenders.

10.8    Copy Received

        The Guarantor hereby acknowledges receipt of a copy of this Agreement.

(Remainder of this page intentionally left blank)

        IN WITNESS WHEREOF the Guarantor has executed this Agreement as of this 1st day of November, 2002.

ARCHIBALD CANDY (CANADA) CORPORATION

by:	/s/ Ted A. Shepherd
	Name:	Ted A. Shepherd
	Title:	President and Chief Executive Officer

by:	/s/ Richard J. Anglin
	Name:	Richard J. Anglin
	Title:	Vice President and Chief Financial Officer

SCHEDULE "A"

Copyrights

NIL

SCHEDULE "B"

Patents

NIL

SCHEDULE "C"

Trademarks

NIL

SCHEDULE "D"

Internet Domain Names

NIL

QuickLinks

  Exhibit 4.6
GENERAL SECURITY AGREEMENT
ARTICLE 1. INTERPRETATION
ARTICLE 2. SECURITY INTEREST
ARTICLE 3. GUARANTEED OBLIGATIONS SECURED
ARTICLE 4. REPRESENTATIONS AND WARRANTIES
ARTICLE 5. AGREEMENTS OF THE GUARANTOR
ARTICLE 6. SECURITIES
ARTICLE 7. COLLECTION OF DEBTS
ARTICLE 8. REMEDIES
ARTICLE 9. APPLICATION OF PROCEEDS
ARTICLE 10. GENERAL
SCHEDULE "A" Copyrights
SCHEDULE "B" Patents
SCHEDULE "C" Trademarks
SCHEDULE "D" Internet Domain Names